UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 02, 2025

enGene Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	001-41854	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4868 Rue Levy, Suite 220
Saint-Laurent, Quebec, Canada		H4R 2P1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 514 332-4888

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENGN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Common Share, at an exercise price of $11.50 per Share	ENGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2025, the Board of Directors (the “Board”) of enGene Holdings Inc. (the “Company”), upon recommendation from the Compensation Committee of the Board, approved an amendment (the “Amendment”) to the Employment Agreement, dated July 22, 2024, by and between enGene USA Inc., an indirect, wholly-owned subsidiary of the Company, and Ronald H. W. Cooper (the “Cooper Employment Agreement”). The Amendment modifies Section 7(b)(ii) of the Cooper Employment Agreement to provide that, in the event of a CIC Termination (as defined in the Cooper Employment Agreement) and subject to his compliance with the terms thereof, Mr. Cooper will be entitled to receive a lump sum payment equivalent to 1.5x his annual target bonus (rather than 1.0x), payable within 45 days of the CIC Termination.

The foregoing description of the Amendment is qualified in its entirety by the complete text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending October 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGENE HOLDINGS INC.

Date:	October 2, 2025	By:	/s/ Lee Giguere
Name:Lee Giguere Title: Chief Legal Officer